UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2018

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Mr. Peeler

On August 29, 2018, following a succession planning process begun several years earlier, John R. Peeler, Chairman and Chief Executive Officer of Veeco Instruments Inc. (“Veeco” or the “Company”), notified the Board of Directors (the “Board”) of his intention to retire as Chief Executive Officer of the Company, effective September 30, 2018.  At the Board’s request, Mr. Peeler agreed to serve as Executive Chairman of the Company for one year following his retirement as Chief Executive Officer and to continue as non-executive Chairman thereafter, subject to his re-election to the Board upon expiration of his current term at the 2019 annual meeting of stockholders.

Promotion of Dr. Miller

On August 29, 2018, the Board voted to appoint William J. Miller, Ph.D., age 50, currently the Company’s President, to succeed Mr. Peeler as Chief Executive Officer, effective October 1, 2018 (the “Transition Date”).  In addition, the Board voted to increase the size of the Board from seven to eight directors, effective on the Transition Date, and to appoint Dr. Miller to the Board as of such date as a Class I director with a term expiring at our annual stockholder meeting in 2019.  Dr. Miller has been President since January 2016, overseeing all of Veeco’s global business units.  He was named Executive Vice President, Process Equipment in December 2011, and was Executive Vice President, Compound Semiconductor from July 2010 until December 2011.  Prior thereto, Dr. Miller was Senior Vice President and General Manager of Veeco’s MOCVD business beginning in January 2009.  From January 2006 to January 2009, Dr. Miller was Vice President, General Manager of Veeco’s Data Storage equipment business.  He held leadership positions of increasing responsibility since joining Veeco in November 2002.  Prior to joining Veeco, Dr. Miller held leadership positions at Advanced Energy Industries, Inc. and Exxon Corporation.

Promotion of Mr. Maheshwari

On August 29, 2018, the Board also voted to appoint Shubham Maheshwari, age 46, currently the Company’s Executive Vice President, Chief Financial Officer, to the additional position of Chief Operating Officer, effective on the Transition Date.  Mr. Maheshwari has been Executive Vice President, Chief Financial Officer of Veeco since May 2014.  He oversees Veeco’s Finance, Investor Relations, Internal Audit, Information Technology, and Global Operations functions.  From 2011 to 2014, Mr. Maheshwari served as Chief Financial Officer of OnCore Manufacturing LLC, a global manufacturer of electronic products in the medical, aerospace, defense and industrial markets.  From 2009 to 2011, he held various finance roles including Senior Vice President Finance, Treasury, Tax and Investor Relations at Spansion, Inc., a global leader in flash memory based embedded system solutions.  Mr. Maheshwari helped lead Spansion’s emergence from bankruptcy to become a successful public company.  From 1998 to 2009, he was with KLA-Tencor Corporation, a global semiconductor capital equipment manufacturing company, in various senior level corporate development and finance roles, including Vice President of Corporate Development and Corporate Controller.  Mr. Maheshwari currently serves on the board of Kateeva, Inc.

Amendment of Peeler Employment Agreement

In connection with Mr. Peeler’s transition from Chairman and Chief Executive Officer to Executive Chairman, the Company and Mr. Peeler entered into an amendment to Mr. Peeler’s Employment Agreement, effective on the Transition Date (as so amended, the “Revised Agreement”).  Pursuant to the Revised Agreement, as Executive Chairman, Mr. Peeler will receive a base salary at an annualized rate of $500,000 and will participate in the Veeco Management Bonus Plan with a target bonus of 100% of base salary for the remaining portion of 2018 and for the period during which he serves as Executive Chairman.  For 2019, his bonus would be prorated to reflect the period of his service as Executive

Chairman. In addition, the Revised Agreement provides that, in the Company’s 2019 equity program, the Board will award to Mr. Peeler restricted stock having a grant date fair value of $1.25 million and vesting in equal installments on each of the first four anniversaries of the grant date, subject to Mr. Peeler’s continued service as Executive Chairman or a member of the Board.  The equity awards previously granted to Mr. Peeler will remain outstanding and will continue to vest in accordance with their terms, subject to Mr. Peeler’s continued service as Executive Chairman or a member of the Board.  If, prior to September 30, 2019, Mr. Peeler’s employment is terminated for any reason other than for “Cause” or a resignation by Mr. Peeler without “Good Reason” (each as defined in the Revised Agreement), all outstanding equity awards which are not then vested (x) will become vested immediately, with respect to time-vesting awards and (y) will become vested if and when the performance criteria is met, with respect to performance-based awards; and Mr. Peeler will retain the right to exercise any options to purchase shares of the Company’s common stock which are then held by him until the earlier of three years after he ceases to be a member of the Board or the expiration of the original full term of the option. The Board intends that Mr. Peeler will serve as Chairman of the Board through at least the 2020 annual meeting of stockholders; provided that he is re-elected to the Board upon expiration of his current term at the 2019 annual meeting of stockholders, and, provided further that, effective October 1, 2019, Mr. Peeler will hold the title of Non-Executive Chairman of the Board.  Mr. Peeler will not be entitled to the severance benefits provided for in his Employment Agreement due to a termination of his employment as Executive Chairman or upon cessation of his service as a member of the Board.  The foregoing description of the Revised Agreement is qualified in its entirety by reference to Mr. Peeler’s Employment Agreement as previously filed with the Securities and Exchange Commission and the amendment attached as Exhibit 10.1 hereto and incorporated by reference herein.

Dr. Miller Offer Letter

In connection with Dr. Miller’s promotion to Chief Executive Officer, the Company and Dr. Miller entered into a letter agreement, effective on the Transition Date.  Pursuant to this agreement, Dr. Miller’s annual base salary will be increased to $575,000 and his target bonus will be increased to 110% of base salary for the remaining portion of 2018 following his transition to Chief Executive Officer.  In addition, this letter agreement provides that the Board will award to Dr. Miller on the Transition Date (x) restricted stock, having a grant date fair value of $500,000 and vesting in equal installments on each of the first four anniversaries of the grant date, subject to his continued service, and (y) a performance-based restricted stock unit award having a grant date fair value of $2.0 million.  The letter agreement also provides that, in the Company’s 2019 equity program, the Board will award to Dr. Miller restricted stock having a grant date fair value of $1.5 million, not less than 51% of which will be comprised of performance-based restricted stock units, with the balance to vest ratably over four years, subject to his continued service.  Dr. Miller will not receive additional compensation for his service as a member of the Board.  The foregoing description of the letter agreement with Dr. Miller is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Mr. Maheshwari Offer Letter

In connection with Mr. Maheshwari’s appointment to the additional position of Chief Operating Officer, the Company and Mr. Maheshwari entered into a letter agreement, effective on the Transition Date.  Pursuant to this agreement, Mr. Maheshwari’s annual base salary will be increased to $500,000 and his target bonus will be increased to 90% of base salary for the remaining portion of 2018 following his promotion to Chief Operating Officer.  In addition, this agreement provides that the Board will award to Mr. Maheshwari on the Transition Date (x) restricted stock, having a grant date fair value of $250,000 and vesting in equal installments on each of the first four anniversaries of the grant date, subject to his continued service, and (y) a performance-based restricted stock unit award having a grant date fair value of $750,000.  The letter agreement also provides that, in the Company’s 2019 equity program, the Board will award to Mr. Maheshwari restricted stock having a grant date value of $850,000, not less than 51% of which will be comprised of performance-based restricted stock units, with the balance to vest ratably over four years, subject to his continued service.  The foregoing description of the letter agreement with Mr. Maheshwari is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.3 and incorporated by reference herein.

On September 4, 2018, the Company issued a press release announcing Mr. Peeler’s transition from Chairman and Chief Executive Officer to Executive Chairman and the promotions of Dr. Miller and Mr. Maheshwari.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1	Amendment dated August 29, 2018 to the Employment Agreement between the Company and John R. Peeler

10.2	Letter Agreement dated August 29, 2018 between the Company and William J. Miller, Ph.D.

10.3	Letter Agreement dated August 29, 2018 between the Company and Shubham Maheshwari

99.1	Press release issued by Veeco dated September 4, 2018

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment dated August 29, 2018 to the Employment Agreement between the Company and John R. Peeler

10.2	Letter Agreement dated August 29, 2018 between the Company and William J. Miller, Ph.D.

10.3	Letter Agreement dated August 29, 2018 between the Company and Shubham Maheshwari

99.1	Press release issued by Veeco dated September 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2018	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel